EXHIBIT 10.4e


                   Amendment to Securities Purchase Agreement


         This Amendment is made as of August 7, 1997, by and among American Tower Systems, Inc, a Delaware corporation ("ATS"), Diablo Communications, Inc., a California corporation ("Diablo"), and Diablo Communications of Southern California, Inc., a California corporation ("DCSC").

                               W I T N E S E T H:


         WHEREAS, ATS and Diablo, and ATS and DCSC have, heretofore, entered into separate Securities Purchase Agreements dated as of March 20, 1997 (the "Securities Purchase Agreements") and separate Assets Purchase Agreements dated as of July 8, 1997 ("Purchase Agreements"); and

         WHEREAS, ATS, Diablo and DCSC are desirous of amending the terms and conditions of the Securities Purchase Agreements;

         NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00), and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledge, the parties hereto, intending to be legally bound, do covenant and agree as follows:

1. Definitions. Terms not otherwise defined shall have the respective meaning prescribed therefor in the Securities Purchase Agreements and Purchase Agreements.

2. Referenced Documents. The Securities Purchase Agreements and Purchase Agreements are incorporated herein by reference.

3. Advances to Date. Pursuant to the term of the Securities Purchase Agreement between ATS and DCSC, the sum of $248,751.00 has been advanced to DCSC by ATS as of the date of this amendment. No sums have been advanced to date under the Securities Purchase Agreement between ATS and Diablo.

4. Amendment of Securities Purchase Agreements. Notwithstanding anything to the contrary in the Securities Purchase Agreements and/or the Purchase Agreements, any and all advances made by ATS to Diablo or by ATS to DCSC pursuant to the Securities Purchase Agreements, from and after the date of this Amendment, shall be deemed advances of the purchase price under the respective Purchase Agreement and shall be a credit against the purchase price at close of the Purchase Agreement. Any and all such advances made from and after the date of this Amendment shall not be subject to additional compensation certificates nor shall they accrue any interest, except as provided below. All advances made from and after the date of this Amendment shall be utilized by Diablo and/or DCSC for completion of construction projects and site development projects and such expenditures shall be included in the Interim Adjustment referred to in Section 2.3 of the Purchase Agreements. The maximum amounts to be advanced by ATS to Diablo and DCSC in the aggregate pursuant to this Amendment is the sum of three hundred thousand dollars ($300,000).


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5.       Conversion  to Loan.  In the event that the Purchase  Agreements do not close, any and all advances made pursuant to this Amendment shall automatically become loans made by ATS to Diablo and/or DCSC, as the case may be. Such loans shall be in the principal amount of all advances made under this Amendment to Diablo and or DCSC, respectively, shall bear interest and be due and payable as provided in the applicable Securities Purchase Agreement, but ATS shall not, except as provided in the next sentence, be entitled to Additional Compensation Certificates with respect thereto. Upon termination of the Purchase Agreement or Agreements, Diablo and/or DCSC, as applicable, will issue a note evidencing the loan or loans in a form, which, except for any provisions in this Amendment to the contrary, will be the form of note attached as Exhibit A to the Securities Purchase Agreements, except that, if the reason for such termination was the default or breach of Diablo and/or DCSC, such notes shall be dated as of the date of the
         respective   advances  pursuant  hereto  and  the  provisions  of  this
         Amendment shall not apply.

6. Prior Agreements. Except as specifically provided herein to the contrary, the terms and conditions of the Securities Purchase
         Agreements and the Purchase Agreements shall remain in full force and effect.

         IN WITNESS WHEREOF, ATS, Diablo and DCSC have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                          American Tower Systems, Inc.

                          By:______________________
                          Name: Justin D. Benincasa
                          Title: Vice President


                          Diablo Communications, Inc.

                          By:________________________
                          Name:_____________________
                          Title:______________________


                          Diablo Communications of Southern California, Inc.

                          By:_________________________
                          Name:_______________________
                          Title:________________________



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